CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WAVE WIRELESS CORPORATION
a Delaware corporation

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned executive officer of Wave Wireless Corporation does hereby certify:

1. The name of the corporation Wave Wireless Corporation (the "Corporation").

2. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. Article I of the Certificate of Incorporation is hereby amended and restated in its entirety to provide as follows:

"The name of the Corporation is Azzurra Holding Corporation (the "Corporation")."

4. This amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware

IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this 21st day of August, 2007.

WAVE WIRELESS CORPORATION

By: /s/ Daniel W. Rumsey_________

Daniel W. Rumsey

President